Lucky Strike Entertainment Reports Third Quarter Results for Fiscal Year 2026

RICHMOND, VA. May 6, 2026 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the third quarter of the 2026 fiscal year, which ended on March 29, 2026.

Highlights:

•Total revenue increased 0.7% to $342.2 million from $339.9 million in the previous year
•Same Store Revenue increased 0.2% versus the prior year
•Net income of $16.9 million versus prior year net income of $13.3 million
•Adjusted EBITDA of $109.0 million versus $117.3 million in the prior year
•Year to date capital expenditures of $90.1 million versus $117.5 million in the prior year
•From December 29, 2025 through May 6, 2026, we acquired one water park. Total locations in operation as of May 6, 2026 is 368
•Continued progress on Lucky Strike rebrand initiative with 118 current Lucky Strike locations

"This is our first back-to-back positive comp performance since 2024, achieved despite two major winter storms and a deterioration in consumer sentiment following the escalation of conflict in the Middle East," said Thomas Shannon, Founder, CEO and President. "The quarter began with strong momentum before weather disruptions and a sudden macro pullback impacted traffic trends across the industry."

"Importantly, we identified elevated payroll expense early in the quarter and implemented corrective actions throughout the quarter. Those actions, combined with broader labor and cost optimization initiatives, are expected to deliver meaningful benefits beginning in the fourth quarter. We also continue to make substantial progress leveraging AI and centralized operational tools to improve efficiency across our business. These AI initiatives have already yielded significant annualized savings, with additional opportunity ahead across labor scheduling, pricing, purchasing, and capital allocation."

"Our focus remains on generating free cash flow, disciplined capital spending, and maintaining or reducing leverage, while positioning the business for stronger earnings growth as consumer trends stabilize and recently acquired waterparks contribute in fiscal 2027."

Fiscal Year 2026 Guidance
Third quarter performance was impacted by two major winter storms during the quarter as well as a decline in consumer confidence and discretionary spending following the escalation of military conflict in the Middle East. In addition, the Company experienced elevated payroll expense early in the quarter, which was substantially addressed through labor optimization actions implemented by mid-February. The Company expects the benefits of these actions to become more visible beginning in the fourth quarter and into Fiscal Year 2027. Our strategy to deliver profitable growth by driving revenues and expanding operating cash flow, including FCF/share, remains unchanged. Additionally, recent acquisitions typically take 12-18 months to achieve our company-wide margins, with a vast majority of the acquisition of two waterparks results to occur in the September 2026 quarter. The Company’s fiscal year 2026 performance guidance is presented below.

Total Revenue Growth:            4% to 5%
Total Revenue:     $1,250M to $1,260M
Adjusted EBITDA:     $345M to $350M

Share Repurchase and Capital Return Program Update
From December 29, 2025 through May 4, 2026, the Company repurchased 1.1 million shares of Class A common stock for approximately $8.3 million, at an average per share price of $7.29. The Company has approximately $59 million currently remaining under the share repurchase program.

On May 5, 2026 the Board of Directors of the company declared a quarterly cash dividend of $0.06 per common share for the fourth quarter of fiscal year 2026. The dividend will be payable on June 5, 2026, to stockholders of record on May 22, 2026.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 9:00 AM ET on May 6, 2026 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/.

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 28, 2025, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the Company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	March 29, 2026	June 29, 2025
Assets
Current assets:
Cash and cash equivalents	$58,654	$59,686
Accounts and notes receivable, net	7,330	7,998
Inventories, net	15,094	15,500
Prepaid expenses and other current assets	38,283	29,366
Assets held-for-sale	756	—
Total current assets	120,117	112,550

Property and equipment, net	1,253,383	944,917
Operating lease right of use assets	553,294	588,594
Finance lease right of use assets, net	302,322	507,701
Intangible assets, net	53,003	45,562
Goodwill	886,568	844,351
Deferred income tax asset	49,490	67,919
Other assets	48,036	48,145
Total assets	$3,266,213	$3,159,739

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$183,623	$145,188
Current maturities of long-term debt	9,573	10,162
Current obligations of operating lease liabilities	35,391	33,103
Earnout liability	5,009	—
Other current liabilities	6,414	5,932
Total current liabilities	240,010	194,385

Long-term debt, net	1,739,134	1,300,708
Long-term obligations of operating lease liabilities	570,152	606,692
Long-term obligations of finance lease liabilities	427,992	683,161
Long-term financing obligations	455,590	449,215
Earnout liability	—	36,183
Other long-term liabilities	56,838	56,307
Deferred income tax liabilities	4,843	4,434
Total liabilities	3,494,559	3,331,085

Commitments and Contingencies

	March 29, 2026	June 29, 2025
Temporary Equity
Series A preferred stock	$134,424	$127,325

Stockholders’ Deficit
Class A common stock	12	12
Class B common stock	6	6
Additional paid-in capital	449,601	472,889
Treasury stock, at cost	(490,318)	(457,917)
Accumulated deficit	(322,784)	(313,181)
Accumulated other comprehensive income (loss)	713	(480)
Total stockholders’ deficit	(362,770)	(298,671)
Total liabilities, temporary equity and stockholders’ deficit	$3,266,213	$3,159,739

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Revenues
Bowling	$164,590	$159,756	$432,727	$420,926
Food & beverage	118,697	120,452	327,223	319,393
Amusement & other	58,944	59,674	181,420	159,832
Total revenues	342,231	339,882	941,370	900,151

Costs and expenses
Location operating costs, excluding depreciation and amortization	99,724	92,568	297,217	261,490
Location payroll and benefit costs	80,795	75,617	233,921	213,929
Location food and beverage costs	26,826	27,627	72,716	71,382
Selling, general and administrative expenses, excluding depreciation and amortization	35,566	41,242	109,983	110,437
Depreciation and amortization	32,145	40,325	95,762	116,426
Loss on impairment and disposal of fixed assets, net	1,507	648	5,220	4,695
Other operating expense (income), net	41	(330)	(649)	(212)
Total costs and expenses	276,604	277,697	814,170	778,147

Operating income	65,627	62,185	127,200	122,004

Other (income) expenses
Interest expense, net	50,740	49,414	154,253	146,879
Change in fair value of earnout liability	(7,740)	(18,886)	(31,186)	(87,489)
Other expense	3	17	4,934	817
Total other expense	43,003	30,545	128,001	60,207

Income (loss) before income tax expense (benefit)	22,624	31,640	(801)	61,797

Income tax expense (benefit)	5,773	18,348	8,802	(2,897)
Net income (loss)	$16,851	$13,292	$(9,603)	$64,694

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net cash provided by operating activities	$74,197	$86,620	$115,853	$154,767
Net cash used in investing activities	(75,541)	(33,198)	(429,682)	(166,412)
Net cash (used in) provided by financing activities	(36,018)	(55,174)	312,308	23,925
Effect of exchange rate changes on cash	104	85	489	(164)
Net (decrease) increase in cash and cash equivalents	(37,258)	(1,667)	(1,032)	12,116

Cash and cash equivalents at beginning of period	95,912	80,755	59,686	66,972

Cash and cash equivalents at end of period	$58,654	$79,088	$58,654	$79,088

Balance Sheet and Liquidity
As of March 29, 2026 and June 29, 2025, our calculation of net debt was as follows:

(in thousands)	March 29, 2026	June 29, 2025
Cash and cash equivalents	$58,654	$59,686
Bank debt and loans	1,776,863	1,321,790
Net debt	$1,718,209	$1,262,104

As of March 29, 2026 and June 29, 2025, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	March 29, 2026	June 29, 2025
Cash and cash equivalents	$58,654	$59,686
Revolver Capacity	425,000	335,000
Amounts outstanding on Revolver	(65,000)	(30,000)
Revolver capacity committed to letters of credit	(24,122)	(22,422)
Total cash on hand and revolving borrowing capacity	$394,532	$342,264

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	March 30, 2025	March 29, 2026
Total Revenue - Reported	$339,882	$342,231

less: Service Fee Revenue	(636)	(571)

Revenue Excluding Service Fee Revenue	$339,246	$341,660

less: Non-Location Related (including Closed Centers)	(6,900)	(3,310)

Total Location Revenue	$332,346	$338,350

less: Acquired Revenue	(394)	(5,827)

Same Store Revenue	$331,952	$332,523

% Year-over-Year Change
Total Revenue – Reported		0.7%
Total Revenue excluding Service Fee Revenue		0.7%
Total Location Revenue		1.8%
Same Store Revenue		0.2%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	March 29, 2026	March 30, 2025
Consolidated
Revenue	$342,231	$339,882
Net income - GAAP	16,851	13,292
Net income margin	4.9%	3.9%
Adjustments:
Interest expense	50,782	49,414
Income tax expense	5,773	18,348
Depreciation and amortization	32,627	40,741
Loss on impairment, disposals, and other charges, net	1,507	648
Share-based compensation (1)	2,993	8,788
Closed location EBITDA (2)	872	251
Transactional and other advisory costs (3)	4,366	4,485
Changes in the value of earnouts (4)	(7,740)	(18,886)
Other, net (5)	982	179
Adjusted EBITDA	$109,013	$117,260
Adjusted EBITDA Margin	31.9%	34.5%

(1)Includes the non-recurring settlement of equity awards related to the retirement of a long-time executive of the Company during the period ended March 30, 2025, which resulted in an additional $4,809 of share-based compensation expense.
(2)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(3)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(4)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(5)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) severance expense, and (iii) other individually de minimis expenses.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com